EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


     MDSI MOBILE DATA SOLUTIONS INC.--PARENT COMPANY
     MDSI SOFTWARE BV--Netherlands
     518495 B.C. Ltd.--BC
     518496 B.C. Ltd.--BC
     MOBILE DATA SOLUTIONS INC.--Delaware
     MDSI SERVICES (DANMARK) APS--Denmark
     MDSI SERVICES (UK) LTD.--England and Wales
     MDSI SOFTWARE SRL--Barbados
     SERVICE SYSTEMS INTERNATIONAL LTD.--Kansas
     ALLIANCE SYSTEMS LTD.--BVI (Dormant)
     MDSI DATA SERVICES SOUTH AFRICA (PTY) LTD.--South Africa